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Exhibit 99.2

ELECTION STATEMENT

In connection with the Agreement and Plan of Merger, dated as of July 18, 2014, by and among
Mackinac Financial Corporation ("Mackinac"), PFC Acquisition, LLC ("PFC") and Peninsula
Financial Corporation ("Peninsula").

THE INSTRUCTIONS ACCOMPANYING THIS ELECTION STATEMENT SHOULD BE READ CAREFULLY BEFORE THIS ELECTION STATEMENT IS COMPLETED.

Delivery address:
Peninsula Financial Corporation
100 S. Main Street
Ishpeming, MI 49849
Attention: Becky Kestila

THIS FORM MUST BE SUBMITTED BY 5:00 P.M., EASTERN TIME, ON NOVEMBER 23, 2014
(the "Election Deadline").
Method of delivery of the Election Statement is at the option and risk of the owner thereof.
See Instruction 2.

DO NOT MAIL THIS ELECTION STATEMENT TO MACKINAC

DIRECT ANY QUESTIONS TO PENINSULA FINANCIAL CORPORATION
(the "EXCHANGE AGENT") AT (906) 485-6333.

This Election Statement is being delivered in connection with the Agreement and Plan of Merger, dated as of July 18, 2014 (the "Merger Agreement"), by and among Mackinac, PFC and Peninsula (as defined in the Merger Agreement). Under the terms of the Merger Agreement, Peninsula will merge with and into PFC, a wholly owned subsidiary of Mackinac, with PFC continuing as the surviving entity (the "Merger"). The Merger Agreement additionally provides that, effective upon consummation of the Merger, Peninsula's wholly owned subsidiary bank, Peninsula Bank, will consolidate with and into mBank, Mackinac's wholly owned subsidiary bank, with mBank as the surviving entity.

This election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Statement. In particular, the Merger Agreement contains allocation and proration provisions to ensure that the aggregate amount of cash that would be paid in the Merger does not exceed 35% of the number of shares of Peninsula common stock outstanding prior to the effective date of the Merger, subject to certain adjustments as set forth in the Merger Agreement. Accordingly, you understand that the preferences you may express in this Election Statement with respect to the kind of merger consideration you wish to receive may not be satisfied in full depending upon the preferences of other Peninsula shareholders. Any adjustments to the elections will be made in accordance with the proration and allocation procedures set forth in the Merger Agreement that is attached as Annex A to the proxy statement/prospectus dated October [    ], 2014 (the "Proxy Statement/Prospectus"). The Proxy Statement/Prospectus has been separately mailed to you. The undersigned acknowledges receipt of the Proxy Statement/Prospectus. BEFORE MAKING YOUR ELECTION, YOU ARE ENCOURAGED TO READ CAREFULLY THE ENTIRE MERGER AGREEMENT AND PROXY STATEMENT/PROSPECTUS (INCLUDING EXHIBITS THERETO AND DOCUMENTS INCORPORATED THEREIN BY REFERENCE) AND THE ACCOMPANYING INSTRUCTIONS TO THIS ELECTION STATEMENT AND CONSULT WITH YOUR PERSONAL FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHICH ELECTION TO MAKE. The tax consequences to a holder will vary depending upon the election made and other factors. See the section of the Proxy Statement/Prospectus entitled "Material U.S. Federal Income Tax Consequences of the Merger."

 INFORMATION ABOUT YOU AND YOUR SHARES

Name(s) and Address of Registered Holder(s)

DESCRIPTION OF SHARES

(Please fill in. Attach separate schedule if needed.)

Certificate No(s)	Number of shares

TOTAL SHARES

ELECTION OPTIONS (MARK ONLY ONE BOX)

        ☐    ALL STOCK ELECTION:    Exchange all of my shares of Peninsula common stock for shares of Mackinac common stock, plus cash in lieu of fractional shares (the "Stock Election").

        ☐    ALL CASH ELECTION:    Exchange all of my shares of Peninsula common stock for cash (the "Cash Election").

        ☐    MIXED ELECTION:    Exchange my shares of Peninsula common stock for a combination of stock and cash as follows:

shares of Peninsula common stock converted into the stock consideration, and shares of Peninsula common stock converted into the cash consideration.

Total cannot exceed the total number of Peninsula shares you own of record.

        ☐    NO ELECTION:    No preference with respect to the receipt of either Mackinac common stock or cash.

IMPORTANT:    IF YOU DO NOT SELECT AN OPTION OR IF YOU SELECT MORE THAN ONE OPTION, THEN THE SHARES SHALL BE DESIGNATED NO ELECTION SHARES. NO ELECTION SHARES WILL BE EXCHANGED FOR SHARES OF MACKINAC COMMON STOCK, CASH OR A COMBINATION OF CASH AND STOCK, DEPENDING ON THE ELECTIONS MADE BY OTHER PENINSULA SHAREHOLDERS. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.

It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Statement. In particular, all elections are subject to the provision that the number of Cash Election Shares may not exceed 35% of the number of shares of Peninsula common stock outstanding prior to the effective date of the merger, subject to certain adjustments described in the Merger Agreement. Mackinac and Peninsula cannot, therefore, ensure that all Peninsula shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Annex A to the Proxy Statement/Prospectus. If you do not return a properly completed and executed election statement by the Election Deadline, your shares of Peninsula common stock will be converted into the right to receive either cash or shares of Mackinac common stock, or a combination of cash and shares of Mackinac common stock, depending on the elections made by other Peninsula shareholders.

        See the section entitled "Risk Factors" in the Proxy Statement/Prospectus for a discussion of factors you should consider in making your election.

        PLEASE SEND IN YOUR COMPLETED ELECTION STATEMENT AND PENINSULA COMMON STOCK CERTIFICATE AS SOON AS POSSIBLE AFTER YOUR RECEIPT OF THIS FORM.    To make an election, an Election Statement must be received by the Exchange Agent before 5:00 p.m., Eastern Time, on the day prior to the date of the shareholders' meeting (the "Election Deadline"). The Election Deadline is currently anticipated to be 5:00 p.m., Eastern Time, on November 23, 2014. Mackinac and Peninsula will announce any changes to the date of the Election Deadline not more than 15 business days before and at least five (5) business days prior to such deadline via a joint press release issued by Mackinac and Peninsula. As soon as reasonably practicable after the completion of the Merger, the Exchange Agent will mail appropriate transmittal materials and instructions to each holder who has not previously submitted an Election Statement and their shares of Peninsula common stock. Similar to the Election Statement, these materials will also contain instructions on how to surrender shares of Peninsula common stock in exchange for the merger consideration the holder is entitled to receive under the Merger Agreement. Peninsula shareholders not making an election by the Election Deadline may receive cash or shares of Mackinac common stock depending on, and after giving effect to, the proration and allocation procedures set forth in the Merger Agreement and the number of valid cash elections and stock elections that have been made by other Peninsula shareholders.

If some or all of your shares of Peninsula common stock are held in "street name" by a broker, bank, trustee or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions.

 REQUIRED SIGNATURES—All Shareholders must sign below.

X

Signature of Shareholder	Taxpayer Identification Number	Date
X

Signature of Shareholder (If joint account)	Taxpayer Identification Number	Date

Name and Title of Trustee, Executor or Administrator, if applicable
X

Signature of Trustee, Executor or Administrator, if applicable		Date

In case the exchange agent needs to contact you, please provide your daytime telephone number and email address (if you have one):	MEDALLION SIGNATURE GUARANTEE Required only if Special Payment Instructions are provided.
( )
Area Code and Telephone Number ( )	The signature(s) should be guaranteed by an eligible financial institution of a member of a registered national securities exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15
Email Address

Special Payment/Issuance and Special Delivery Instructions

  SPECIAL ISSUANCE OR PAYMENT INSTRUCTIONS*
  (If applicable—see item 4 of Instructions)

  To be completed ONLY if cash payments or Mackinac stock certificates are to be mailed to a recipient OTHER than the record holder(s). Stock must be properly assigned and signatures guaranteed. For additional payment instructions, please attach additional sheet.

  Mail cash payments/Mackinac stock certificates to (please print):

Name:
Address:

(Zip Code)

Taxpayer Identification or Social Security Number of Recipient:

*	The Medallion Signature Guarantee, above, must also be completed if you designate Special Payment Instructions.

  SPECIAL DELIVERY INSTRUCTIONS
  (If applicable—see item 4 of Instructions)

  To be completed ONLY if cash payments or Mackinac stock certificates are to be made to the record holder(s) but mailed to an address OTHER than the address of record as indicated above. For additional mailing instructions, please attach additional sheet.

  Mail cash payments/Mackinac stock certificates to (please print):

Name:
Address:

(Zip Code)

 INSTRUCTIONS FOR COMPLETING THE ELECTION STATEMENT

Please be aware that all holders of Peninsula shares must surrender their stock certificates to Peninsula Financial Corporation as the Exchange Agent in order to receive the merger consideration that they are electing. Until Peninsula stock certificates are received by the Exchange Agent, together with such documents as the Exchange Agent may require, and until such documents are processed for exchange by the Exchange Agent, the holder of such Peninsula stock certificates will not receive Mackinac shares and/or cash consideration (or any dividends or other distributions payable on any such Mackinac shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or such dividends.

If your Peninsula stock certificate(s) is lost, stolen or destroyed, please complete the enclosed Affidavit of Lost Certificate and return it with your completed Election Statement. Please note that the Affidavit must be completed with the certificate number and registration as it appears on your stock certificate. If you do not have or would like to confirm this information, please contact Becky Kestila at Peninsula at (906) 485-6333.

The section entitled "Election Options" in this Election Statement allows Peninsula shareholders to elect to receive merger consideration in the form of shares of Mackinac common stock (a "Stock Election"), cash (a "Cash Election"), a mix of Mackinac common stock and cash, or not to make an election. Peninsula shareholders not making an election may receive cash, shares of Mackinac common stock or a mix of cash and shares of Mackinac common stock depending on, and after giving effect to, the proration and allocation procedures set forth in the Merger Agreement and the number of valid cash elections and stock elections that have been made by other Peninsula shareholders.

Your election is subject to certain terms, conditions and limitations that have been set out in the Merger Agreement and the Proxy Statement/Prospectus provided to you in connection with the Peninsula shareholders' meeting being held to consider and vote to approve the Merger Agreement and other related matters. The Merger Agreement is included as Annex A to the Proxy Statement/Prospectus. Extra copies of the Proxy Statement/Prospectus may be requested from Mackinac at 888-343-8147 or Peninsula at 906-485-6333. SUBMITTING THIS ELECTION STATEMENT DOES NOT CONSTITUTE A VOTE ON THE MERGER AGREEMENT OR ANY OTHER MATTER. IN ORDER TO VOTE YOUR SHARES, YOU MUST COMPLETE, SIGN AND RETURN THE PROXY CARD IN THE ENVELOPE ENCLOSED IN THE PROXY STATEMENT/PROSPECTUS OR VOTE YOUR SHARES BY TELEPHONE OR IN PERSON AT THE PENINSULA SPECIAL SHAREHOLDERS' MEETING. DO NOT RETURN PROXY MATERIALS TO MACKINAC.

INSTRUCTION 1. ELECTIONS, CERTIFICATES AND SHARE ALLOCATIONS.    You may select ONE of the following options on the Election Statement: (l) Stock Election, (2) Cash Election, (3) a mix of stock and cash, or (4) no election. Please read the section entitled "The Merger" in the Proxy Statement/Prospectus for a discussion of these options and the allocation and proration procedures associated with them. In order to make a valid election, you must complete the section above entitled "Election Options" to indicate the desired form of merger consideration. To properly complete this form, each shareholder must also complete the section entitled "Information About You and Your Shares" by specifying the number of each Peninsula stock certificate in the column under the heading "Certificate Number" and the number of Peninsula shares represented by each Peninsula stock certificate in the column under the heading "Number of Shares" beside each certificate number. All holders of Peninsula shares will be required to surrender their Peninsula stock certificates to the Exchange Agent in order to receive the merger consideration. As described in the Proxy Statement/Prospectus, each outstanding share of Peninsula common stock will be converted into the right to receive either (i) for each share of Peninsula common stock with respect to which an election to receive cash has been made and not revoked, $46.12847 (or approximately $46.13) in cash (such shares collectively, the "Cash Election Shares"); or (ii) for each share of Peninsula common stock with respect to which an election to receive Mackinac common stock has been made and not revoked, 3.4296 shares of Mackinac common stock; provided that the number of Cash Election Shares may not exceed 35% of the number of shares of Peninsula common stock outstanding prior to the effective date of the merger, subject to certain adjustments described in the Merger Agreement.

INSTRUCTION 2. ELECTION DEADLINE.    IN ORDER TO MAKE AN ELECTION, YOU MUST SUBMIT A COMPLETED ELECTION STATEMENT, ALONG WITH A CERTIFICATE REPRESENTING YOUR SHARES OF PENINSULA COMMON STOCK, BY THE ELECTION DEADLINE.    To make an election, an Election Statement must be received by the Exchange Agent before 5:00 p.m., Eastern Time, on the day prior to the date of the shareholders' meeting. The Election Deadline is currently anticipated to be 5:00 p.m., Eastern Time, on November 23, 2014. Mackinac and Peninsula will announce any changes to the date of the Election Deadline not more than 15 business days and at least five (5) business days prior to such deadline via a joint press release issued by Mackinac and Peninsula. The Exchange Agent will have reasonable discretion to determine whether any Election Statement is received on a timely basis and whether an Election Statement has been properly completed. Any such determinations are conclusive and binding. The method of delivery of all documents is at the option and risk of the Peninsula shareholder. If sent by mail, then properly insured registered mail, with return receipt requested, is recommended.

INSTRUCTION 3. DELIVERY OF ELECTION STATEMENT AND STOCK CERTIFICATE; GUARANTEED DELIVERY PROCEDURES.    This Election Statement is to be completed by holders of Peninsula common stock if certificates for Peninsula common stock are to be forwarded herewith. Certificates for all physically tendered Peninsula common stock as well as a properly completed and duly executed Election Statement (or manually signed facsimile hereof) and any other documents required by this Election Statement, must be received by the Exchange Agent at the address set forth herein prior to the Election Deadline, or the tendering holder must comply with the guaranteed delivery procedures referred to below. If your stock certificate is lost, stolen or destroyed, see Instruction 9 below for the procedure to make an election.

This Election Statement, properly completed and duly executed, should be delivered to the Exchange Agent at the address set forth on the front of the Election Statement by the Election Deadline. Insert in the box under the section entitled "Information About You and Your Shares" of this Election Statement the certificate number(s) of the Peninsula common stock certificate(s) which you own and the number of shares represented by each certificate, and include the certificate(s) representing your shares of Peninsula common stock. If the space provided is insufficient, attach a separate sheet listing this information. The method of delivery of this Election Statement, the Peninsula stock certificate(s) and all other required documents is at the election and risk of the tendering holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If the Peninsula common stock certificate(s) is sent by mail, it is suggested that the mailing be registered mail, properly insured, with return receipt requested, made sufficiently in advance of the Election Deadline to permit delivery to the Exchange Agent prior to the Election Deadline.

Holders whose certificates of Peninsula common stock are not immediately available (for reasons other than because the certificate is lost or destroyed, i.e. for shares held in street name) or who cannot deliver their certificates and all other required documents to the Exchange Agent prior to the Election Deadline, may tender their Peninsula stock certificate(s) pursuant to the following guaranteed delivery procedures: (i) such tender must be made through an eligible institution (such as a bank, credit union or broker/dealer), (ii) prior to 5:00 p.m., Eastern time, on the Election Deadline, the Exchange Agent must receive a properly completed and duly executed Election Statement (or facsimile hereof) with any required signature guarantees and all other documents required by this Election Statement, together with a properly completed and duly executed Notice of Guaranteed Delivery from such eligible institution, substantially in the form provided herein (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Peninsula shareholder and the number of shares of Peninsula common stock surrendered, stating that the tender is being made thereby and guaranteeing that within three NASDAQ Stock Market ("NASDAQ") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered shares of Peninsula common stock, in proper form for transfer, will be deposited by the eligible institution (such as a bank, credit union or broker/dealer) with the Exchange Agent, and (iii) the certificates for all physically tendered shares of

Peninsula common stock, in proper form for transfer, are received by the Exchange Agent within three NASDAQ trading days after the date of execution of the Notice of Guaranteed Delivery.

INSTRUCTION 4. SHARES AS TO WHICH NO ELECTION IS MADE.    Holders of shares of Peninsula common stock who mark the "No Election" box on this Election Statement, who fail to submit a properly completed Election Statement by the Election Deadline, or who revoke their previously submitted Election Statement and fail to submit a revised Election Statement ("Non-Electing Shareholder") by the Election Deadline, shall have their shares of Peninsula common stock converted into the right to receive either cash or stock, depending on the elections made by other Peninsula shareholders, as needed to ensure that the number of Cash Election Shares may not exceed 35% of the number of shares of Peninsula common stock outstanding prior to the effective date of the merger, subject to certain adjustments described in the Merger Agreement. In addition, a holder who does not submit an Election Statement for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares for which an Election Statement is not submitted.

INSTRUCTION 5. REVOCATION OR CHANGE OF ELECTION STATEMENT.    Prior to the Election Deadline, any Election Statement may be revoked or changed by written notice to the Exchange Agent from the person submitting such Election Statement, but to be effective such notice must be received by the Exchange Agent prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made. Following any proper revocation, unless a properly completed Election Statement is thereafter properly submitted and received by the Exchange Agent prior to the Election Deadline, you will be deemed not to have made an election and you may receive cash, shares of Mackinac common stock or a mix of cash and shares of Mackinac common stock depending on, and after giving effect to, the proration and allocation procedures set forth in the Merger Agreement and the number of valid cash elections and stock elections that have been made by other Peninsula shareholders.

INSTRUCTION 6. SIGNATURES ON ELECTION STATEMENT.

  a)
  All signatures must correspond exactly to the name written on the face of the Peninsula stock certificates without alteration, variation or any change whatsoever.

  b)
  If this Election Statement is signed by a person(s) other than the record holder(s) of the Peninsula stock certificates delivered (other than as set forth in paragraph (c) below), such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate.

  c)
  If this Election Statement is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the Peninsula stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

INSTRUCTION 7. HOLDERS WHO ARE NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES.    Each holder of record of Peninsula shares is entitled to make an election covering all Peninsula shares actually held of record by such holder. Nominee record holders, which include brokers, trustees or any other person that holds Peninsula shares in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of Peninsula shares held through such nominee record holders, but such elections must be made on one Election Statement. Beneficial owners who are not record holders are not entitled to submit Election Statements. If some or all of your shares of Peninsula common stock are held in "street name" by a broker, bank, trustee or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions. Persons submitting an Election Statement on behalf of a registered shareholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 6 above.

INSTRUCTION 8. SPECIAL PAYMENT/ISSUANCE AND DELIVERY INSTRUCTIONS.    Holders of Peninsula common stock should indicate in the applicable box the name and address to which cash payments or stock certificates representing Mackinac common stock are to be issued and sent, if different from the name and address of the person signing this Election Statement. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must be indicated.

INSTRUCTION 9. MUTILATED, LOST, STOLEN OR DESTROYED PENINSULA STOCK CERTIFICATES.    Any Peninsula shareholder whose stock certificate has been mutilated, lost, stolen or destroyed should complete the enclosed Affidavit of Lost Certificate and return it with a completed Election Statement. Please note that the Affidavit must be completed with the certificate number and registration as it appears on your stock certificate. If you do not have or would like to confirm this information, please contact Becky Kestila at Peninsula at (906) 485-6333.

INSTRUCTION 10. MISCELLANEOUS.    Neither Mackinac or Peninsula is under any duty to give notification of defects in any Election Statement. Mackinac and Peninsula shall not incur any liability for failure to give such notification, and each of Mackinac and Peninsula has the absolute right to reject any and all Election Statements not in proper form or to waive any irregularities in any Election Statement. ALL ELECTION STATEMENTS WILL BE VOID AND OF NO EFFECT IF THE MERGER AGREEMENT IS TERMINATED FOR ANY REASON.

INSTRUCTION 11. INFORMATION AND ADDITIONAL COPIES.    All inquiries with respect to the completion of the Election Statement, including requests for additional copies of the Election Statement, should be made directly to the Exchange Agent at (906) 485-6333.

INSTRUCTION 12. SUBSTITUTE FORM W-9.    Under federal income tax law, a shareholder (other than a corporation) whose shares of Peninsula common stock are surrendered is required to provide Mackinac with such shareholder's correct Taxpayer Identification Number on Substitute Form W-9. That form is incorporated into the Election Statement and must be completed and returned with the surrendered stock certificate(s) or Affidavit of Lost Certificate. If the shareholder is an individual, the Taxpayer Identification Number is his or her Social Security Number. If the Exchange Agent is not provided with the correct Taxpayer Identification Number, and also certified as correct, the shareholder will be subject to backup withholding on any fractional shares paid in cash as well as cash proceeds or any future dividends if applicable. If the stock certificate(s) are in more than one name or are not in the name of the actual owner, consult the attached instructions to Substitute Form W-9 for additional guidance.

 TO BE COMPLETED BY ALL HOLDERS

PAYOR'S NAME: MACKINAC FINANCIAL CORPORATION

SUBSTITUTE Form W-9	Please fill in your name and address below. Name	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX BELOW AND CERTIFY BY SIGNING AND DATING BELOW.

Department of the Treasury Internal Revenue Service	Name Business Name (if different from above)	TIN:

Payor's Request for Taxpayer Identification Number ("TIN") and Certification	Address (number and street) City, State and Zip Code	Social Security Number or Employer Identification Number

Check appropriate box: ☐ Disregarded Entity ☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other

(If you are an LLC, check the box marked "Other," write "LLC," and also check one of the other boxes to indicate your tax status (e.g., disregarded entity, individual/sole proprietor, corporation, partnership)).

Part 2—Awaiting TIN ☐

Part 3—CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT:
(1)	the number shown on this form is my correct TIN (or I am waiting for a number to be issued to me),
(2)	I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3)	I am a U.S. person (including a U.S. resident alien).

For U.S. Payees Exempt from Backup Withholding (write "Exempt" in this space):
SIGNATURE OF U.S. PERSON

DATE

You must cross out item (2) of the above certification if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. (Also see instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9).

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX
IN PART 2 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

            I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (a) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number by the time of the exchange, an amount equal to the then applicable backup withholding rate on all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

        GUIDELINES FOR DETERMINING THE PROPER TAX IDENTIFICATION NUMBER TO GIVE THE PAYOR—Social security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:			Give the name* and SOCIAL SECURITY number of—	For this type of account:		Give the name and EMPLOYER IDENTIFICATION number of—
1.	Individual		The individual	6.	Sole proprietorship or single-owner LLC	The owner(3)
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	A valid trust, estate, or pension trust	Legal entity(4)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	8.	Corporate or LLC electing corporate status on Form 8832	The corporation
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
	b.	So-called "trust" account that is not a legal or valid trust under state law	The actual owner(1)	10.	Partnership or Multi-Member LLC	The partnership
5.	Sole proprietorship or single-owner LLC		The owner(3)	11.	A broker or registered nominee	The broker or nominee
				12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

*
If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name and you may also enter your business or "DBA" name on the second name line. You may use either your social security number or employer identification number (if you have one). If you are a sole proprietor, the Internal Revenue Service encourages you to use your social security number.

(4)
List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:
If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

 GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a TIN

        If you do not have a TIN or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), Form W-7, Application for IRS Individual Taxpayer Identification Number (for resident alien individuals required to file U.S. tax returns). You may obtain Form SS-5 from your local Social Security Administration Office and Forms SS-4 and W-7 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS's Internet Web Site at www.irs.gov.

        To complete Substitute Form W-9 if you do not have a TIN, write "Applied For" in the space for the TIN in Part 1, sign and date the form, and give it to the payor. Generally, you will then have 60 days to obtain a TIN and furnish it to the payor. If the payor does not receive your TIN within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your TIN to the payor. Note: Writing "Applied For" means that you have already applied for a TIN OR that you intend to apply for one soon.

Payees Exempt from Backup Withholding

        Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        Payees specifically exempted from backup withholding on ALL payments include the following:

  •
  A corporation.

  •
  An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

  •
  The United States or any of its agencies or instrumentalities.

  •
  A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  •
  A foreign government or any of its political subdivisions, agencies or instrumentalities.

  •
  An international organization or any of its agencies or instrumentalities.

        Exempt payees described above should file a Substitute Form W-9 to avoid possible backup withholding. FURNISH YOUR TIN IN PART 1, WRITE "EXEMPT" IN PART 3, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

        Certain payments not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

        Privacy Act Notice.    Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other payments. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws.

        You must provide your TIN to the payor whether or not you are required to file a tax return.    Payors must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payor. Certain penalties also may apply.

Penalties

        (1)   Penalty for Failure to Furnish a TIN—If you fail to furnish your TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2)   Civil Penalty for False Statements With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a $500 penalty.

        (3)   Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

QuickLinks

  Exhibit 99.2
ELECTION STATEMENT
THIS FORM MUST BE SUBMITTED BY 5:00 P.M., EASTERN TIME, ON NOVEMBER 23, 2014 (the "Election Deadline"). Method of delivery of the Election Statement is at the option and risk of the owner thereof. See Instruction 2.
DO NOT MAIL THIS ELECTION STATEMENT TO MACKINAC
INFORMATION ABOUT YOU AND YOUR SHARES Name(s) and Address of Registered Holder(s)
DESCRIPTION OF SHARES (Please fill in. Attach separate schedule if needed.)
ELECTION OPTIONS (MARK ONLY ONE BOX)
Total cannot exceed the total number of Peninsula shares you own of record.
REQUIRED SIGNATURES— All Shareholders must sign below.
INSTRUCTIONS FOR COMPLETING THE ELECTION STATEMENT
TO BE COMPLETED BY ALL HOLDERS
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9